UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2005
ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400 Los Angeles, California (Address of principal executive offices)	90024 (Zip Code)
Registrant’s telephone number, including area code: (310) 443-5360
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Amendment No. 2 to the Current Report on Form 8-K/A dated July 28, 2005 of ARTISTdirect, Inc., a Delaware corporation (the “Company”), relates to the transaction which closed on July 28, 2005 whereby the Company consummated the acquisition (the “Acquisition”) of MediaDefender, Inc., a privately held Delaware corporation (“MediaDefender”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, ARTISTdirect Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and MediaDefender. Under the terms of the Merger Agreement, Merger Sub merged with and into MediaDefender, the separate corporate existence of Merger Sub ceased and MediaDefender survived as a wholly-owned subsidiary of the Company. The Company paid aggregate cash consideration of $42,500,000 for MediaDefender, which was funded through a $15,000,000 senior secured debt transaction and a $30,000,000 convertible subordinated debt transaction.
     As permitted, the Current Report on Form 8-K reporting the Acquisition omitted the financial statements of MediaDefender and the pro forma information required by Items 9.01(a) and (b). This Amendment No. 2 to the Current Report on Form 8-K/A is being filed to provide the financial statements of MediaDefender and the pro forma information required by Items 9.01(a) and (b), and should be read in conjunction with the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005 and Amendment No. 1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 5, 2005, in which a more complete description of the transactions described herein appear.

Item 9.01 Financial Statements and Exhibits
SIGNATURES

     Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Report of Independent Registered Public Accounting Firm

Financial Statements of MediaDefender, Inc.
Balance Sheets as of December 31, 2003 and 2004, and as of June 30, 2004 and 2005 (Unaudited)
Statements of Income for the years ended December 31, 2003 and 2004, and the six months ended June 30, 2004 and 2005 (Unaudited)
Statements of Stockholders’ Equity for the years ended December 31, 2003 and 2004, and the six months ended June 30, 2005 (Unaudited)
Statements of Cash Flows for the years ended December 31, 2003 and 2004, and the six months ended June 30, 2004 and 2005 (Unaudited)
Notes to Financial Statements for the years ended December 31, 2003 and 2004, and for the six months ended June 30, 2004 and 2005 (Unaudited)
(b)	Pro Forma Information
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005 (Unaudited)
Pro Forma Condensed Consolidated Statements of Income (Loss) for the year ended December 31, 2004 and the six months ended June 30, 2005 (Unaudited)
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(c)	Shell Company Transactions

Not applicable.
(d)	Exhibits

None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: October 7, 2005	By:	/s/ ROBERT N.WEINGARTEN
Robert N. Weingarten
Chief Financial Officer

MediaDefender, Inc.

For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)

Page
Accountant’s report:
Report of independent registered public accounting firm	2

Financial statements:
Balance sheets	3
Statements of income	4
Statements of stockholders’ equity	5
Statements of cash flows	6
Notes to financial statements	8

Report of Independent Registered Public Accounting Firm

Board of Directors
MediaDefender, Inc.
Marina Del Rey, California
We have audited the accompanying balance sheets of MediaDefender, Inc. as of December 31, 2003 and 2004, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaDefender, Inc. as of December 31, 2003 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ GUMBINER SAVETT INC.
Santa Monica, California
September 6, 2005

MediaDefender, Inc.
Balance Sheets
December 31, 2003 and 2004
and June 30, 2004 and 2005 (unaudited)

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Assets
Current assets:
Cash	$1,092,448	$1,257,951	$3,039,867	$3,003,091
Accounts receivable, net of allowance for doubtful accounts of $25,000 at December 31, 2004 and June 30, 2005	1,582,948	3,079,521	1,825,428	2,007,691
Due from affiliate	13,815	—	1,227	—
Deferred income tax	171,860	95,545	41,264	99,471
Prepaid expenses and other current assets	77,100	172,667	20,000	33,777

Total current assets	2,938,171	4,605,684	4,927,786	5,144,030

Property and equipment:
Computer equipment and software	1,859,178	2,286,619	2,259,968	2,295,712
Computer software not in service	1,267,756	49,153	1,244,186	49,153

	3,126,934	2,335,772	3,504,154	2,344,865
Less: Accumulated depreciation	(178,498)	(437,412)	(274,207)	(601,533)

	2,948,436	1,898,360	3,229,947	1,743,332

Other assets:
Intangible assets, net	44,021	—	8,324	—
Security deposit	3,100	3,100	3,100	3,100

Total other assets	47,121	3,100	11,424	3,100

Total assets	$5,933,728	$6,507,144	$8,169,157	$6,890,462

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$24,293	$105,620	$89,766	$50,615
Accrued liabilities	50,943	494,194	87,996	66,780
Income taxes payable	243,949	1,239,423	662,346	6,306
Deferred revenue	10,000	25,926	35,000	276,793

Total current liabilities	329,185	1,865,163	875,108	400,494
Deferred income tax	538,704	326,192	655,355	325,227

Total liabilities	867,889	2,191,355	1,530,463	725,721

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized: 5,000,000 shares; issued and outstanding: none	—	—	—	—
Common stock, $0.0001 par value; authorized: 30,000,000 shares; 26,633,605 shares issued and outstanding at December 31, 2003 and June 30, 2004 26,483,605 shares issued and outstanding at December 31, 2004 and June 30, 2005	2,664	2,649	2,664	2,649
Additional paid-in capital	4,165,362	4,081,627	4,165,362	4,081,627
Common stock subscription receivable	—	(41,250)	—	(41,250)
Retained earnings	897,813	272,763	2,470,668	2,121,715

Total stockholders’ equity	5,065,839	4,315,789	6,638,694	6,164,741

Total liabilities and stockholders’ equity	$5,933,728	$6,507,144	$8,169,157	$6,890,462

See accompanying notes to financial statements.

MediaDefender, Inc.
Statements of Income
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Service revenue	$5,612,811	$10,522,483	$5,314,236	$5,625,185

Cost of services provided:
Direct cost of services provided	2,263,389	3,276,820	1,732,575	1,673,920
Depreciation and amortization	344,553	346,611	175,083	164,122

	2,607,942	3,623,431	1,907,658	1,838,042

Gross profit	3,004,869	6,899,052	3,406,578	3,787,143

Operating expenses:
General and administrative	979,596	1,172,901	345,706	464,342
Provision for doubtful accounts	—	25,000	—	—
Corporate transaction costs	82,131	647,137	293,282	187,338
Litigation costs	—	387,875	26,733	62,015
Impairment loss	—	1,193,349	—	—

Total operating expenses	1,061,727	3,426,262	665,721	713,695

Income from operations	1,943,142	3,472,790	2,740,857	3,073,448

Other expense (income):
Loss on disposal of property and equipment	—	117,812	117,812	—
Interest expense	9,693	1,247	267	2,991
Interest income	(2,728)	(3,095)	(1,035)	(12,856)

Total other expense (income)	6,965	115,964	117,044	(9,865)

Income before provision for income taxes	1,936,177	3,356,826	2,623,813	3,083,313

Provision for income taxes	788,970	1,333,516	1,050,958	1,234,361

Net income	$1,147,207	$2,023,310	$1,572,855	$1,848,952

See accompanying notes to financial statements.

MediaDefender, Inc.
Statements of Stockholder’ Equity
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2005 (unaudited)

						Common
					Additional	Stock	Retained	Total
	Preferred Stock		Common Stock		Paid-In	Subscription	Earnings	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	(Deficit)	Equity

Balance at January 1, 2003	—	$—	23,827,605	$2,383	$2,762,643	$—	$(249,394)	$2,515,632
Sale of common stock	—	—	2,806,000	281	1,402,719	—	—	1,403,000
Net income	—	—	—	—	—	—	1,147,207	1,147,207

Balance at December 31, 2003	—	—	26,633,605	2,664	4,165,362	—	897,813	5,065,839
Common stock issued for exercise of stock options	—	—	110,000	11	46,239	(41,250)	—	5,000
Repurchase and cancellation of common stock	—	—	(260,000)	(26)	(129,974)	—	—	(130,000)
Net income	—	—	—	—	—	—	2,023,310	2,023,310
Dividends paid ($0.10 per share)	—	—	—	—	—	—	(2,648,360)	(2,648,360)

Balance at December 31, 2004	—	—	26,483,605	2,649	4,081,627	(41,250)	272,763	4,315,789

Net income (unaudited)	—	—	—	—	—	—	1,848,952	1,848,952

Balance at June 30, 2005 (unaudited)	—	$—	26,483,605	$2,649	$4,081,627	$(41,250)	$2,121,715	$6,164,741

See accompanying notes to financial statements.

MediaDefender, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$1,147,207	$2,023,310	$1,572,855	$1,848,952

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	344,553	346,611	175,083	164,122
Bad debt provision	—	25,000	—	—
Deferred income taxes	512,381	(136,197)	247,247	(4,891)
Loss on disposal of property and equipment	—	117,812	117,812	—
Loss on impairment of property and equipment	—	1,193,349	—	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(308,569)	(1,521,573)	(242,480)	1,071,830
Prepaid expenses and other assets	(18,737)	(95,567)	57,100	138,890
Increase (decrease) in:
Accounts payable	(28,022)	81,327	65,473	(55,005)
Accrued liabilities	7,207	443,251	37,053	(427,414)
Due from affiliate	(328,601)	13,815	12,588	—
Income taxes payable	243,949	995,474	418,397	(1,233,117)
Deferred revenue	10,000	15,926	25,000	250,867

Net cash provided by operating activities	1,581,368	3,502,538	2,486,128	1,754,234

Cash flows from investing activities:
Acquisition of property and equipment	(1,555,146)	(563,675)	(538,709)	(9,094)
Security deposits paid	(3,100)	—	—	—
Security deposits refunded	5,887	—	—	—

Net cash used in investing activities	(1,552,359)	(563,675)	(538,709)	(9,094)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	5,000	—	—
Payments for repurchase and cancellation of common stock	—	(130,000)	—	—
Dividends paid	—	(2,648,360)	—	—

Net cash used in financing activities	—	(2,773,360)	—	—

Net increase in cash	29,009	165,503	1,947,419	1,745,140

Cash at beginning of period	1,063,439	1,092,448	1,092,448	1,257,951

Cash at end of period	$1,092,448	$1,257,951	$3,039,867	$3,003,091

(continued)

MediaDefender, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Supplemental disclosures of cash flow information:
Cash paid during period for:
Interest	$9,693	$1,247	$267	$2,991
Income taxes	$69,324	$474,299	$385,314	$2,493,107

Supplemental disclosures of non-cash investing and financing activities:
On January 1, 2003, the Company issued 2,806,000 shares of common stock valued at $1,403,000 to a company affiliated through common ownership, in exchange for 15,000 copies of a computer software program.
On November 1, 2004, the Company received a short-term note receivable for $41,250 in connection with the exercise of stock options for the purchase of 100,000 shares of common stock.
See accompanying notes to financial statements.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
1.	Summary of significant accounting policies

Business of the Company

MediaDefender, Inc. (the Company) is a technology company providing internet piracy prevention services to major music and entertainment companies worldwide. The Company was founded in July 2000 and is incorporated under the laws of the State of Delaware. The Company’s operations and administrative facility is located in Marina Del Rey, California.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. When appropriate, management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Revenue recognition

Under the provisions of Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured. Internet piracy prevention service revenue is recognized on a monthly basis as services are provided to customers. The Company records deferred revenue for customers who prepay the full, or any portion of their respective contracts.

Credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables.

The Company places its cash with high credit quality institutions. The balances in the Company’s cash accounts generally exceed the Federal Deposit Insurance Corporation (FDIC) limit of $100,000.

Concentrations of credit risk with respect to trade receivables are limited due to the fact that the Company’s customer list consists primarily of large reputable companies in the music and entertainment industries. (See Note 10 for discussion of specific customer concentrations.)

Property and equipment

Expenditures for major renewal and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment is sold or otherwise disposed of, the assets and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations.

Depreciation is computed on the straight-line method based on the estimated useful lives of the assets which is generally seven years for computer equipment and software.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
1.	Summary of significant accounting policies (continued)
Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets, such as property and equipment, under the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment of Long-Lived Assets.” SFAS No. 144 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to SFAS No. 144, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on various valuation techniques, including a discounted value of estimated future cash flows. The Company reports an impairment cost as a charge to operations at the time it is recognized.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”. This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Use of estimates

The process of preparing financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. The Company’s most significant accounting estimates include the provision for bad debt and useful lives of fixed and intangible assets for purposes of computing depreciation and amortization.

Stock-based compensation

The Company accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. Since the Company is not required to adopt the fair-value based recognition provisions prescribed under Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, it has elected only to comply with the Statement’s disclosure requirements (see Note 6).

Fair value of financial instruments

The Company measures its financial assets and liabilities in accordance with the requirements of Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments.” The carrying values of accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to the short-term maturities of these instruments.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
1.	Summary of significant accounting policies (continued)

Recently issued accounting standards

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, “Share-based Payment”: an Amendment of FASB Statements No. 123 and 95. The statement requires companies to expense share-based payments to employees, including stock options, based on the fair value of the award at the grant date. The statement also eliminates the intrinsic value method of accounting for stock options permitted by APB No. 25, which the Company currently follows. The Company is required to adopt the standard for the year that begins January 1, 2006. While the fair value method under SFAS No. 123R is very similar to the fair value method under SFAS No. 123 with regards to measurement and recognition of stock-based compensation, management is currently evaluating the impact of several of the key differences between the two standards on the Company’s financial statements. For example, SFAS No. 123 permits recognition of forfeitures as they occur while SFAS No. 123R will require estimating future forfeitures and adjusting estimates on a quarterly basis. SFAS No. 123R will also require a classification change in the statement of cash flows, whereby a portion of any tax benefit from stock options will move from operating cash flows to financing cash flows.

2.	Property and equipment

Depreciation expense charged to operations was $169,170 and $302,590 for the years ended December 31, 2003 and 2004, respectively. Depreciation expense charged to operations was $139,386 and $164,122 for the six months ended June 30, 2004 and 2005, respectively (unaudited). Depreciation expense is included in cost of services provided.

Impairment loss

Effective December 31, 2004, the Company recorded an impairment loss of $1,193,349 representing the cost of 12,759 packages of software purchased by the Company from an affiliate (see Note 8). This software is currently utilized in the operations of the Company, and 15,000 packages had been purchased, in bulk, in January 2003. At the time of purchase, management of the Company anticipated a significantly higher operational demand for these software packages.

The Company placed 1,716 packages of this software in service during 2003 and 2004. In the fourth quarter of 2004, however, management determined that an additional 525 of these software packages, with an original cost of $49,153 would be required for operations through December 31, 2006. The remaining 12,759 packages of software were deemed to be of nominal value, and accordingly, an impairment loss was recognized. This software is no longer being manufactured and sold by the affiliate from which it was purchased, and newer versions of software with similar functionality have come into the market since January 2003.

As such, in accordance with SFAS No. 144, management deemed it appropriate to adjust the balance of this computer software to the original cost of the additional 525 software packages projected to be utilized in operations through December 31, 2006, and to record the resulting impairment loss.

3.	Intangible assets

Capitalized software costs

During 2001 and 2002, the Company capitalized certain labor costs in connection with of its anti-piracy technology, in accordance with Statement of Position (SOP) No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Management of the Company estimated a useful life for such expenditures to be two years. These capitalized costs are amortized on the straight-line method.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
And for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
3.	Intangible assets (continued)

Following is a summary of the capitalized software costs at December 31, 2003 and 2004, and at June 30, 2004 and 2005:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Capitalized labor and related costs	$387,702	$387,702	$387,702	$—
Less: Accumulated amortization	(343,681)	(387,702)	(379,378)	—

	$44,021	$—	$8,324	$—

Amortization expense charged to operations was $175,383 and $44,021 for the years ended December 31, 2003 and 2004, respectively. Amortization expense charged to operations was $35,697 for the six months ended June 30, 2004 (unaudited). Amortization expense is included in cost of services provided.

4.	Accrued liabilities

Following is a summary of accrued liabilities at December 31, 2003 and 2004, and at June 30, 2004 and 2005:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Accrued payroll, compensated absences, and related taxes	$23,733	$445,651	$87,996	$42,494
Employee benefit plan contribution payable	27,210	38,543	—	24,286
Other	—	10,000	—	—

	$50,943	$494,194	$87,996	$66,780

5.	Leases

The Company leases its operations and administrative facility and certain transportation equipment under non-cancelable operating lease agreements expiring through August 2006. Minimum future rental payments under non-cancelable operating leases having initial lease terms in excess of one year are approximately as follows at June 30, 2005:

Amount
Six months ending December 31, 2005	$43,000
Year ending December 31, 2006	69,000

$112,000

Rent expense charged to operations was $70,207 and $54,890 for the years ended December 31, 2003 and 2004, respectively. Rent expense charged to operations was $26,670 and $29,413 for the six months ended June 30, 2004 and 2005, respectively (unaudited).

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
6.	Stock option plan

Stock Incentive Plan — qualified options

The Company’s Stock Incentive Plan (the Plan) authorizes the granting of qualified stock options to its full-time employees for up to 2,000,000 shares of common stock, which includes non-qualified stock options. Under the Plan, the exercise price of each option equals the fair value of the Company’s stock on the grant date, and an option’s maximum term is ten years. Options vest at a rate of 25% in the first year, and at 6.25% for each quarter thereafter, for a total vesting period of four years from the date of grant. The Plan also provides for the administrator to allow full or partial automatic vesting in the event of a corporate transaction, change in control or related entity disposition. The fair value of each option granted is estimated on the grant date using the Black-Scholes option-pricing model.

There were no qualified stock options granted during the years ended December 31, 2003 and 2004. Additionally, there were no qualified stock options granted during the six months ended June 30, 2004 and 2005 (unaudited). A summary of the status of the qualified options of the Plan as of December 31, 2004, and the changes during the year ending December 31, 2004 is presented below:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Balance, January 1, 2004	1,005,000	$0.27
Options exercised in November 2004	(10,000)	$0.50

Balance, December 31, 2004	995,000	$0.27

There was no qualified option activity during the year ended December 31, 2003, and during the six months ended June 30, 2004 and 2005 (unaudited).

The following table summarizes information about the Company’s qualified stock options outstanding at December 31, 2004:

	Outstanding Options			Exercisable Options
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Life (Months)	Price	Exercisable	Price

$0.25	925,000	71	$0.25	693,750	$0.25
$0.50	70,000	71	$0.50	39,375	$0.50

	995,000			733,125

Pro forma information regarding net income as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123 is presented below. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The effects of applying SFAS No. 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years, due to the impact of the staggered vesting periods of the Company’s stock option grants.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
6.	Stock option plan (continued)

The Company’s pro forma information is as follows:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Net income — as reported	$1,147,207	$2,023,310	$1,572,855	$1,848,952
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(35,682)	(35,682)	(17,841)	(17,841)

Net income — pro forma	$1,111,525	$1,987,628	$1,555,014	$1,831,111

Stock Incentive Plan — non-qualified options

The Company’s Stock Incentive Plan (the Plan) authorizes the granting of non-qualified stock options to its directors and consultants for up to 2,000,000 shares of common stock, which includes qualified stock options. Under the Plan, the exercise price of each option may not be less than 85% of the market price of the Company’s stock on the grant date, and an option’s maximum term is ten years. Non-qualified options are 100% vested at the date of grant. The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model.

There were no non-qualified stock options granted during the years ended December 31, 2003 and 2004. Additionally, there were no non-qualified stock options granted during the six months ended June 30, 2004 and 2005 (unaudited).

A summary of the status of the non-qualified options of the Plan as of December 31, 2004, and the changes during the year ending December 31, 2004 is presented below:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Balance, January 1, 2004	425,000	$0.29
Options exercised in November 2004	(100,000)	$0.41

Balance, December 31, 2004	325,000	$0.26

There was no non-qualified option activity during the year ended December 31, 2003, and during the six months ended June 30, 2005 (unaudited).

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
6.	Stock option plan (continued)

The following table summarizes information about the Company’s non-qualified stock options outstanding at December 31, 2004:

	Outstanding Options			Exercisable Options
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Life (Months)	Price	Exercisable	Price

$0.25	315,000	71	$0.25	315,000	$0.25
$0.50	10,000	71	$0.50	10,000	$0.50

	325,000			325,000

7.	Income taxes

Deferred income taxes arise from temporary differences resulting from income and expense items being reported in different periods for financial accounting and tax purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The temporary differences giving rise to the current deferred income tax asset and the non-current deferred income tax liability consist of the following:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Deferred income tax asset:
State income taxes	$47,064	$85,586	$41,264	$89,512
Net operating losses	37,665	—	—	—
Other	87,131	9,959	—	9,959

Total deferred tax asset	$171,860	$95,545	$41,264	$99,471

Deferred income tax liability:
Depreciation and amortization	$538,704	$326,192	$655,355	$365,062
Capitalized costs	—	—	—	(39,835)

Deferred tax liability, net	$538,704	$326,192	$655,355	$325,227

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
7.	Income taxes (continued)

A reconciliation of the actual income tax rates to the federal statutory rate are as follows for the years ended December 31, 2003 and 2004, and for the six months ended June 30, 2004 and 2005:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Tax expense at U.S. statutory rate	34.0%	34.0%	34.0%	34.0%
State tax expense, net of federal income tax benefit	5.8%	5.8%	5.8%	5.8%
Other	0.9%	-0.1%	0.3%	0.2%

	40.7%	39.7%	40.1%	40.0%

The components of the provision for income taxes for the years ended December 31, 2003 and 2004, and for the six months ended June 30, 2004 and 2005 are as follows:

			June 30,	June 30,
	December 31,	December 31,	2004	2005
	2003	2004	(unaudited)	(unaudited)

Current:
Federal	$138,166	$1,217,989	$682,346	$975,979
State	138,423	251,724	121,365	263,273

	276,589	1,469,713	803,711	1,239,252

Deferred:
Federal	497,447	(180,406)	135,385	(15,545)
State	14,934	44,209	111,862	10,654

	512,381	(136,197)	247,247	(4,891)

	$788,970	$1,333,516	$1,050,958	$1,234,361

The Company had available at December 31, 2003, a state operating loss carryforward of $645,565 expiring in 2010 and 2011, which was fully utilized in 2004.

8.	Related party transactions

Stock subscription receivable

In November 2004, the Company received a note receivable for $41,250 with interest at 7% per annum, in connection with the exercise of 100,000 nonqualified stock options issued to the Company’s financial consultant prior to January 1, 2003. Subsequent to June 30, 2005, this note was paid in connection with the sale of the Company (see Note 13).

During the years ended December 31, 2003 and 2004, the Company incurred $41,826 and $62,138 in professional fees with this consultant, respectively. At December 31, 2003 and 2004, fees payable to this consultant totaled $1,138 and $1,580, respectively, and are included in accounts payable.

During the six months ended June 30, 2004 and 2005, the Company incurred $37,920 and $83,953 in professional fees with this consultant, respectively (unaudited). At June 30, 2004 and 2005, fees payable to this consultant totaled $9,030 and $22,293, respectively, and are included in accounts payable (unaudited).

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
8.	Related party transactions (continued)

Computer software

In January 2003, the Company purchased $1,403,000 of computer software from an affiliated company in which the officer-shareholders and certain other shareholders of the Company have an aggregate majority ownership interest that is a non-controlling ownership interest in accordance with Emerging Issues Task Force (EITF) 02-05, “Definition of “Common Control” in relation to FASB No. 141”. The consideration for this software was 2,806,000 shares of common stock of the Company valued at $0.50 per share, which represented the estimated fair value of the stock on the date of purchase. The $1,403,000 in computer software was capitalized and included in property and equipment.

Litigation

The litigation settlement expense of $306,096 described in Note 12 includes approximately $148,000 paid on behalf of an inactive company affiliated through common ownership.

9.	Employee benefit plan

Effective July 1, 2003, the Company began sponsoring an employee benefit plan (the Plan) under which employees meeting the eligibility requirements of age twenty-one and one year of service, could defer up to 25% of their income on a pretax basis, subject to a maximum limit established annually by the Internal Revenue Service. The Plan also provided for a discretionary employer contribution. The total employer contribution to the Plan for the years ended December 31, 2003 and 2004 was $27,210 and $38,543, respectively. The total employer contribution to the Plan for the six months ended June 30, 2005 was $22,061 (unaudited). The Plan was terminated in July 2005.

10.	Concentrations

Customers

During 2003, 67% of the Company’s revenues were from two customers. One customer accounted for 48% and the other customer accounted for 19%. At December 31, 2003, the amounts due from such customers were $390,553 and $341,389, respectively, which were included in accounts receivable.

During 2004, 66% of the Company’s revenues were from two customers. One customer accounted for 39% and the other customer accounted for 27%. At December 31, 2004, the amounts due from such customers were $576,575 and $1,059,760, respectively, which were included in accounts receivable.

During the six months ended June 30, 2004, 70% of the Company’s revenues were from two customers (unaudited). One customer accounted for 44% and the other customer accounted for 26% (unaudited). At June 30, 2004, the amounts due from such customers were $514,325 and $564,415, respectively, which were included in accounts receivable (unaudited).

During the six months ended June 30, 2005, 66% of the Company’s revenues were from three customers (unaudited). These customers accounted for 29%, 27% and 10% (unaudited). At June 30, 2005, the amounts due from such customers were $115,515, $507,503 and $221,893, respectively, which were included in accounts receivable (unaudited).

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
10.	Concentrations (continued)

Suppliers

During 2003 and 2004, the Company purchased 92% and 99%, respectively, of its bandwidth from two suppliers. Although there are other suppliers of bandwidth, a change in suppliers would cause delays, which could ultimately affect operations. For the year ended December 31, 2004, the Company had accounts payable to these suppliers of $78,280.

During the six months ended June 30, 2004 and 2005, the Company purchased 99% and 79%, respectively, of its bandwidth from two suppliers (unaudited). Although there are other suppliers of bandwidth, a change in suppliers would cause delays, which could ultimately affect operations. There were no amounts due these suppliers at June 30, 2004 and 2005 (unaudited).

11.	Corporate transaction costs

During 2003, the board of directors made a decision to put the Company up for sale. In connection with this decision, the Company entered into a contract with an investment banker to actively pursue potential buyers. The Company entered into various negotiations and agreements with potential buyers during 2003 and 2004, which did not result in the sale of the Company. During the six months ended June 30, 2005, the Company entered into a letter of intent which resulted in the sale of the Company effective July 28, 2005 (see Note 13).

Total costs incurred in connection with these efforts to sell the Company for the years ended December 31, 2003 and 2004 were $82,131 and $647,137, respectively. Total costs incurred in connection with these efforts to sell the Company for the six months ended June 30, 2004 and 2005 were $293,282 and $187,338, respectively (unaudited). These costs included investment banking, legal and accounting fees.

12.	Litigation costs

During the year ended December 31, 2003, legal complaints were filed against the Company by certain stockholders. The allegations included misrepresentation by the Company during the initial capitalization, non-payment of commissions on the sale of common stock, excessive commissions paid on the sale of common stock, and breach of fiduciary duty. Although management of the Company rejected these claims, in lieu of lengthy court proceedings and legal fees and costs, it was decided to enter into settlement agreements with the plaintiffs.

As such, in October 2004, the Company entered into a settlement agreement with the plaintiffs. In accordance with the agreement, the Company made payments aggregating approximately $436,000. These payments consisted of $130,000 (the original purchase price of the 260,000 common shares held by the respective plaintiff stockholders, collectively), 10% simple interest on the $130,000 balance (computed individually, based on the stockholders’ respective dates of investment), and certain other costs, including the plaintiffs’ legal fees. During the six months ended June 30, 2005, all remaining complaints of the stockholders in this case were dismissed.

The total amount paid in connection with the settlement in excess of the cost of the 260,000 common shares ($130,000) aggregated approximately $306,000, and was recorded as a legal settlement expense during the year ended December 31, 2004. In conjunction with this settlement, the 260,000 common shares held by these stockholders were returned to the Company and canceled.

MediaDefender, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2003 and 2004
and for the Six Months Ended June 30, 2004 and 2005 (unaudited)
(continued)
12.	Litigation costs (continued)

During the six months ended June 30, 2005, the Company paid $48,740 to certain stockholders, and incurred $13,275 in legal fees, to satisfy complaints brought by the stockholders alleging breach of fiduciary duty (unaudited). In exchange, each of the stockholders agreed not to bring suit against the Company regarding their complaints. Although management of the Company rejected this claim, in lieu of the filing of a lawsuit that could result in lengthy court proceedings and additional legal costs, it was decided to enter into settlement agreements with the stockholders.

Following is a summary of the total amount recorded as litigation expense at December 31, 2004, and at June 30, 2004 and 2005:

		June 30,	June 30,
	December 31,	2004	2005
	2004	(unaudited)	(unaudited)

Legal settlement	$306,096	$—	$48,740
Legal and accounting fees incurred	81,779	26,733	13,275

	$387,875	$26,733	$62,015

13.	Subsequent events (unaudited)

Sale of the Company

On July 28, 2005, all of the issued and outstanding common stock of the Company was acquired by ARTISTdirect, Inc. through a merger of the Company into a wholly-owned subsidiary of ARTISTdirect, Inc. In connection with this sale, all unvested stock options became fully vested, and all option holders elected to exercise their options. The total consideration payable in the transaction was a cash purchase price of $42.5 million, subject to a holdback of $4.25 million which has been placed into an escrow account to cover any indemnification claims under the acquisition agreement by the parties for a limited period of time.

Employee benefit plan

In connection with the consummation of the sale of the Company, the Company’s employee benefit plan was terminated during July 2005 and the Plan’s participants will be allowed to participate in any similar plan of ARTISTdirect, Inc.

Litigation

The Company received correspondence from two stockholders demanding an appraisal of the fair value of their respective shares of common stock in connection with the sale of the Company. The correspondence also alleges fraud, deceit, material omissions and breach of fiduciary duty in connection with certain activities prior to the sale of the Company. Management of the Company has rejected these claims. As of the date of this report, legal counsel for the Company is not able to express an opinion as to the likelihood of a favorable or an unfavorable outcome, nor is legal counsel able to estimate the amount or range of recovery in the event of an unfavorable outcome.

ARTISTdirect, Inc. and Subsidiaries
Summary of Unaudited Pro Forma Condensed Consolidated Financial Information
Effective July 28, 2005, ARTISTdirect, Inc., a Delaware corporation (the “Company”), consummated the acquisition (the “Acquisition”) of MediaDefender, Inc., a privately-held Delaware corporation (“MediaDefender”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, the stockholders of MediaDefender received aggregate cash consideration of $42,500,000, subject to a holdback of $4,250,000 which has been placed in escrow to cover any indemnification claims under the Merger Agreement by the parties for a limited period of time. The Acquisition was funded through a $15,000,000 senior secured debt transaction and a $30,000,000 convertible subordinated debt transaction.
The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2004 and the six months ended June 30, 2005 presented herein give effect to the Acquisition as if the transaction had occurred at the beginning of each such period. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 presented herein gives effect to the Acquisition as if the transaction had occurred on June 30, 2005.
The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2004 and the six months ended June 30, 2005 include certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 includes certain adjustments that are directly attributable to the transaction and are factually supportable, as summarized in the accompanying notes.
The cash purchase price and the cash and non-cash transaction costs have been allocated to specific identifiable tangible and intangible assets and liabilities in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combinations” and supported by a report prepared by an independent valuation firm.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the Acquisition, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the Acquisition been consummated on the dates indicated, or that may be achieved in the future.
The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of MediaDefender contained elsewhere in this Current Report on Form 8-K/A, as well as the information contained in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 3, 2005, Amendment No. 1 to the Company’s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on August 5, 2005, Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on July 26, 2005, and the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 18, 2005.

ARTISTdirect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet ($000)
June 30, 2005

			Pro Forma		Pro Forma
	ARTISTdirect	MediaDefender	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$683	$3,003	$15,000	(a)	$2,196
			30,000	(b)
			(42,500	) (c)
			(930	) (l)
			(557	) (d)
			(2,503	) (e)
Restricted cash	177	—	—		177
Accounts receivable	2,310	2,008	—		4,318
Inventory	252	—	—		252
Prepaid assets	71	34	—		105
Deferred income tax asset	—	99	—		99

Total current assets	3,493	5,144	(1,490)		7,147

		—
Property and equipment	9,481	2,345	(602	) (f)	11,224
Less: Depreciation	(9,397)	(602)	602	(f)	(9,397)

	84	1,743	—		1,827

Investment in MediaDefender	437	—	42,500	(c)	—
			1,586	(i)
			557	(d)
			65	(n)
			84	(g)
			(45,229	) (j)
Deferred financing costs	—	—	1,461	(k)	3,374
			930	(l)
			983	(m)
Other non-current assets	20	3	—		23
Intangible assets:
Customer relationships	—	—	2,257	(j)	2,257
Proprietary technology	—	—	7,602	(j)	7,602
Non-compete agreements	—	—	1,000	(j)	1,000
Goodwill	—	—	34,370	(j)	30,708
			(3,662	) (r)

	457	3	44,504		44,904

	$4,034	$6,890	$43,014		$53,938

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,392	$50	$—		$1,442
Accrued expenses	1,177	67	—		1,244
Income tax payable	—	6	—		6
Accrued management bonuses	125	—	—		125
Accrued expenses relating to acquisition of MediaDefender	389	—	65	(n)	454
Deferred revenue	—	277	—		277
Liabilities of discontinued operations	150	—	—		150

Total current liabilities	3,233	400	65		3,698

Long-term liabilities:
Senior secured notes payable	—	—	15,000	(a)	15,000
Discount on senior secured notes payable		—	(1,398	) (o)	(1,398)
Subordinated convertible notes payable	—	—	30,000	(b)	31,461
			1,461	(k)
Discount on subordinated convertible notes payable	—	—	(878	) (p)	(878)
Deferred income tax	—	325	—		325

	—	325	44,185		44,510

Stockholders’ equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock, $0.01 par value	38	3	11	(i)	46
			(3	) (q)
			(3	) (r)
Common stock held in treasury	(3,442)	—	3,442	(q)	—
Additional paid-in-capital	209,198	4,082	878	(p)	210,677
			983	(m)
			1,398	(o)
			1,574	(i)
			84	(g)
			(3,439	) (q)
			(2,503	) (e)
			(1,578	) (r)
Stock subscription receivable	—	(41)	41	(r)	—
Deferred compensation	(40)	—	—		(40)
Retained earnings (accumulated deficit)	(204,953)	2,121	(2,121	) (r)	(204,953)

Total stockholders’ equity	801	6,165	(1,236)		5,730

	$4,034	$6,890	$43,014		$53,938

ARTISTdirect, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2005
(a)	To record receipt of $15,000,000 cash from the issuance of senior secured notes payable.

(b)	To record receipt of $30,000,000 cash from the issuance of subordinated convertible notes payable.

(c)	To record cash payment of $42,500,000 for the purchase of MediaDefender.

(d)	To record cash payments for professional fees related to MediaDefender acquisition.

(e)	To reduce cash and cash equivalents on MediaDefender’s balance sheet at closing to $500,000 pursuant to acquisition agreement.

(f)	To record MediaDefender property and equipment at fair value.

(g)	To record the fair value of warrants to purchase 114,985 shares of common stock issued to WNT07 Holdings, LLC as a finder’s fee.

(h)	To record cash payments and accrued legal and accounting fees related to MediaDefender acquisition.

(i)	To record the fair value of 1,109,032 shares of common stock issued to WNT07 Holdings, LLC as a finder’s fee in connection with MediaDefender acquisition.

(j)	To eliminate the investment in MediaDefender in consolidation and record the fair value of intangible assets acquired.

(k)	To record the issuance of $1,460,500 of subordinated convertible notes payable as a finder’s fee for related debt financing.

(l)	To record cash payments for finder’s fees and legal expenses related to debt financings.

(m)	To record the fair value of warrants to purchase shares of common stock issued to finder’s in conjunction with the issuance of the senior secured notes payable (237,500 warrants) and the subordinated convertible notes payable (1,516,935 warrants).

(n)	To record additional accrual of professional fees related to MediaDefender acquisition.

(o)	To record the fair value of warrants to purchase 3,250,000 shares of common stock issued to holders of senior secured notes payable in connection with (a) above.

(p)	To record the fair value of warrants to purchase 1,596,774 shares of common stock issued to holders of subordinated convertible notes payable.

(q)	To record the cancellation of 322,902 shares of common stock held in treasury at cost.

(r)	To eliminate MediaDefender’s stockholders’ equity in consolidation.

ARTISTdirect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) ($000)
For the Year Ended December 31, 2004

			Pro Forma		Pro Forma
	ARTISTdirect	MediaDefender	Adjustments		Total

Net revenue	$5,143	$10,522	$—		$15,665

Cost of revenue:
Direct cost of revenue	3,552	3,276	—		6,828
Depreciation and amortization	—	347	223	(a)	570

	3,552	3,623	223		7,398

Gross profit	1,591	6,899	(223)		8,267

Operating expenses:
Sales and marketing	167	—	—		167
General and administrative	2,676	1,173	652	(b)	4,501
Corporate transaction costs	—	647	(647	) (c)	—
Litigation costs	—	388	—		388
Provision for doubtful accounts	110	25	—		135
Impairment loss	—	1,193	—		1,193
Stock-based compensation	7	—	—		7
Depreciation and amortization	223	—	(223	) (a)	3,549
			3,549	(d)

Total operating costs	3,183	3,426	3,331		9,940

Income (loss) from operations	(1,592)	3,473	(3,554)		(1,673)

Interest income	29	3	—		32
Interest expense	—	(1)	(1,706	) (e)	(2,965)
			(1,258	) (f)
Amortization of deferred financing costs	—	—	(847	) (g)	(1,423)
			(576	) (h)
Loss on disposal of fixed assets	—	(118)	—		(118)
Gain from sale of trade name	500	—	—		500

Income (loss) from continuing operations	(1,063)	3,357	(7,941)		(5,647)

Provision for income taxes	—	1,334	(1,334	) (i)	—

Net income (loss)	$(1,063)	$2,023	$(6,607)		$(5,647)

Net income (loss) per common share - basic and diluted	$(0.30)				$(1.22)

Weighted average number of common shares outstanding - basic and diluted	3,502,117		1,109,032	(j)	4,611,149

[Note: Presentation excludes discontinued operations]

ARTISTdirect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) ($000)
For the Six Months Ended June 30, 2005

			Pro Forma		Pro Forma
	ARTISTdirect	MediaDefender	Adjustments		Total
Net revenue	$4,459	$5,625	$—		$10,084

Cost of revenue:
Direct cost of revenue	2,643	1,674	—		4,317
Depreciation and amortization	—	164	55	(a)	219

	2,643	1,838	55		4,536

Gross profit	1,816	3,787	(55)		5,548

Operating expenses:
Sales and marketing	77	—	—		77
General and administrative	1,442	464	326	(b)	2,232
Corporate transaction costs	—	187	(187	) (c)	—
Litigation costs	—	62	—		62
Provision for doubtful accounts	—	—	—		—
Impairment loss	—	—	—		—
Stock-based compensation	23	—	—		23
Depreciation and amortization	55	—	(55	) (a)	1,774
			1,774	(d)

Total operating costs	1,597	713	1,858		4,168

Income (loss) from operations	219	3,074	(1,913)		1,380

Interest income	10	13	—		23
Interest expense	—	(3)	(848	) (e)	(1,480)
			(629	) (f)
Amortization of deferred financing costs	—	—	(424	) (g)	(712)
			(288	) (h)
Loss on disposal of fixed assets	—	—	—		—
Gain from sale of trade name	—	—	—		—

Income (loss) from continuing operations	229	3,084	(4,102)		(789)

Provision for income taxes	—	1,234	(1,234	) (i)	—

Net income (loss)	$229	$1,850	$(2,868)		$(789)

Net income (loss) per common share:
Basic	$0.07				$(0.17)

Diluted	$0.06				$(0.17)

Weighted average number of common shares outstanding:
Basic	3,502,117		1,109,032	(j)	4,611,149

Diluted	3,652,081		1,109,032	(j)	4,611,149

[Note: Presentation excludes discontinued operations]

ARTISTdirect, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
For the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005
(a)	To reclassify ARTISTdirect’s depreciation and amortization expense to cost of revenue.

(b)	To record increased compensation per employment and consulting contracts.

(c)	To record the elimination of corporate transaction costs relating to sale of MediaDefender.

(d)	To record the amortization of intangible assets acquired in MediaDefender acquisition.

(e)	To record interest expense at 11.25% per annum on the senior secured notes payable.

(f)	To record interest expense at 4.00% per annum on the subordinated convertible notes payable.

(g)	To record the amortization of the finder’s fees related to the senior secured notes payable and the subordinated convertible notes payable.

(h)	To record the amortization of the discount on the senior secured notes payable and the subordinated convertible notes payable.

(i)	To record the elimination of the provision for income taxes due to pro forma consolidated loss.

(j)	To include 1,109,032 shares of common stock issued to WNT07 Holdings, LLC as a finder’s fee.